EXHIBIT 4.2

NUMBER ☐	☐ SHARES

NATIONAL SECURITY SOLUTIONS INC.

INCORPORATED UNDER THE LAWS OF

DELAWARE

COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that	[CUSIP [ ]][1]
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $0.001 PER SHARE, OF THE COMMON

STOCK OF

NATIONAL SECURITY SOLUTIONS INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. [This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.1] Witness the facsimile signatures of its duly authorized officers.

Dated:

[CHAIRMAN OF THE BOARD][PRESIDENT]	[SECRETARY][TREASURER]

THE STATE OF DELAWARE

National Security Solutions Inc.

The Corporation is authorized to issue more than one class of stock, and the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

[1]	To be included only in Common Stock Certificates representing Common Stock sold in the Company’s public offering.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship	(Cust)	(Minor)
	and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A LOCK-UP AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCK-UP PERIOD (AS DEFINED IN THE AGREEMENT). FURTHER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.2]

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

2	To be included only in Common Stock Certificates representing Stock issued in the private placement.

2